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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 10, 2016 relating to the consolidated financial statements and financial statement schedule of Cousins Properties Incorporated and Subsidiaries (the "Company"), (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph related to changes in the method of accounting for and disclosure of discontinued operations for the year ended December 31, 2014 due to the adoption of Accounting Standards Update 2014-08) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cousins Properties Incorporated for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 4, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM